UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2024

AERSALE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38801	84-3976002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Alhambra Circle, Suite 435

Coral Gables, FL 33134

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(305) 764-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ASLE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2024, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of AerSale Corporation (the “Company”) and the Board approved (i) for Nicolas Finazzo, the Company’s Chairman and Chief Executive Officer, an increase in his annual target equity incentive opportunity from 200% of base salary to 300% of base salary, and (ii) for Martin Garmendia, the Company’s Chief Financial Officer and Treasurer, an increase in his annual base salary from $400,000 to $425,000, an increase in his annual target cash bonus opportunity from 50% of base salary to 60% of base salary, and an increase in his annual target equity incentive opportunity from 95% of base salary to 100% of base salary, in each case effective as of June 7, 2024. The Committee and the Board further approved apportioning the annual target equity incentive opportunity for each of Messrs. Finazzo and Garmendia as follows: 50% in performance restricted stock units that will vest only upon the Company attaining a specific three-year cumulative performance target; and 25% in restricted stock units; and 25% in stock options, both of which vest in one-third increments in each of the first three years after the grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERSALE CORPORATION

June 13, 2024	By:	/s/ James Fry
	Name:	James Fry
	Title:	Executive Vice President, General Counsel & Corporate Secretary